UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

Cemtrex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Fell Court Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Cemtrex, Inc., a Delaware corporation (the “Company”), has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), at a ratio of 1-for-60 (the “Reverse Split”). The Reverse Split will become effective on Thursday, October 3, 2024 at 12:01 a.m. Eastern Time (the “Effective Time”).

As previously disclosed, by written consent dated August 27, 2024, the Company’s stockholders approved the Reverse Split, at a specific ratio, within a fixed range, to be determined by the Board in its sole discretion.

Reason for the Reverse Split

The Company is effecting the Reverse Split in order to regain compliance with the continued listing requirements for the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”).

As previously disclosed, on June 14, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that the Company would be afforded 180 calendar days (until December 11, 2024) to regain compliance, and that the Company could be eligible for additional time.

By effecting the Reverse Split, the Company expects that the closing bid price of the Common Stock will increase above $1 per share. In order to regain compliance with Nasdaq Listing Rule 5550(a)(2), the closing bid price of the Company’s common stock must remain above $1 per share for a minimum of ten consecutive business days. Although no assurances can be provided, the Company further believes that Reverse Split will enable the Company to maintain its Nasdaq listing.

Effects of the Reverse Split

Effective Time; Symbol; CUSIP Number

The Reverse Split will become effective at the Effective Time and the Common Stock will began trading on a split-adjusted basis at the open of business on October 3, 2024. In connection with the Reverse Split, the CUSIP number for the Common Stock will change to 15130G808. The trading symbol for the Company’s common stock, “CETX,” will remain unchanged.

Split Adjustment; Treatment of Fractional Shares

At the Effective Time, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Effective Time divided by 60. The Company will issue one whole share of the post-Reverse Split Common Stock to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split.

The principal effect of the Reverse Split will be that (i) the number of shares of common stock issued and outstanding will be reduced to one-twentieth that amount, and (ii) all outstanding options and warrants (other than the Adjustable Warrants defined below) entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, one-twentieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, immediately preceding the Reverse Split at an exercise price equal to 20 times the exercise price specified before the Reverse Split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the Reverse Split. Other awards under our 2020 Equity Compensation Plan would be subject to proportionate adjustments.

2

We have outstanding Adjustable Warrants to purchase 50,009,047 shares of common stock at an exercise price of $0.85 per share (the “Adjustable Warrants”) that provide that upon the completion of the Reverse Split the exercise price of warrants will be reduced to the lowest daily volume weighted average price during the five consecutive trading days prior to the date of such Reverse Split and the five consecutive trading days after the date of such Reverse Split, and the number of warrant shares issuable shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the date of issuance. This provision will result in the post-split exercise price of the Adjustable Warrants being reduced and the number of shares of common stock underlying the Adjustable Warrants being significantly increased.

Delaware State Filing

On September 30, 2024, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware, pursuant to which, effective at 12:01 a.m. Eastern Time on October 3, 2024, the Reverse Split will be effected. A copy of the Charter Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
3.1	Certificate of Amendment, dated October 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: September 30, 2024	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President, and Chief Executive Officer

4